Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement (the "Amendment") is made as of March 5, 2024 (the “Third Amendment Effective Date”) by and between Red Violet, Inc., a Delaware corporation (the "Company"), and Jeffrey Dell (the "Executive"). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Employment Agreement (defined below).

WHEREAS, the Company and Executive entered into that certain Employment Agreement made by and between the Company and Executive, dated April 9, 2019 and as amended on November 9, 2020 and May 8, 2023 (as amended, the "Employment Agreement"); and

WHEREAS, Company and Executive desire to amend the Employment Agreement in accordance with the terms and provisions hereof.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby adopt this Amendment effective as of the Third Amendment Effective Date and agree as follows:

1.
Subsection 6.(c)(iv) of the Employment Agreement is deleted in its entirety and the following substituted in lieu thereof:

(iv) Without Cause or Refusal to Accept Assignment. In the event the Company terminates this Agreement without Cause or any successor of the Company refuses to accept assignment of this Agreement, the Company shall pay to the Executive the greater of (x) the Executive’s Base Salary for the remainder of the Term in accordance with the Company’s payroll practices in effect from time to time or (y) two years of the Executive’s Base Salary in accordance with the Company’s payroll practices in effect from time to time, provided, however, the Executive is not in violation of the Restrictive Covenant Agreement. Upon payment to the Executive of the foregoing amount, the Company shall have no further obligation or liability to or for the benefit of the Executive under this Agreement, except as required by applicable law or any Award Agreement.

2.
Subsection 6.(c)(vi) of the Employment Agreement is deleted in its entirety and the following substituted in lieu thereof:

(vi) For Good Reason. If the Executive terminates this Agreement and his employment for Good Reason, the Company shall pay to the Executive the greater of (x) the Executive’s Base Salary for the remainder of the Term in accordance with the Company’s payroll practices in effect from time to time or (y) two years of the Executive’s Base Salary in accordance with the Company’s payroll practices in effect from time to time, however, the Executive is not in violation of the Restrictive Covenant Agreement. Upon payment to the Executive of the foregoing amount, the Company shall have no further obligation or liability to or for the benefit of the Executive under this Agreement, except as required by applicable law or any Award Agreement.

3.
Except as expressly amended herein, all terms and provisions of the Employment Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:

Red Violet, Inc., a Delaware corporation

By: /s/ Derek Dubner

Derek Dubner, CEO

EXECUTIVE:

/s/ Jeffrey Dell

Jeffrey Dell

[Signature Page to Third Amendment to Employment Agreement]